Exhibit 10.3

EIGHTH AMENDMENT
(1740 TECHNOLOGY DRIVE)
THIS EIGHTH AMENDMENT (this "Amendment") is made and entered into as of November 23, 2020, by and between HUDSON 1740 TECHNOLOGY, LLC, a Delaware limited liability company ("Landlord") and NUTANIX, INC., a Delaware corporation ("Tenant").
RECITALS
A. Landlord (as successor in interest to CA-1740 Technology Drive Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain Office Lease dated August 5, 2013 (the "Original Lease"), as previously amended by that certain First Amendment dated October 9, 2013 ("First Amendment"), by that certain Second Amendment dated April 17, 2014 ("Second Amendment"), by that certain Third Amendment dated October 13, 2014 ("Third Amendment"), by that certain Fourth Amendment dated March 23, 2015 ("Fourth Amendment"), by that certain Fifth Amendment dated July 28, 2016 (the "Fifth Amendment"), by that certain Confirmation Letter dated April 11, 2017, by that certain Sixth Amendment dated January 29, 2018 (the "Sixth Amendment"), and by that certain Seventh Amendment dated April 4, 2018 (the "Seventh Amendment") (as amended, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing a total of approximately 196,011 rentable square feet of office space and approximately 236 rentable square feet storage space in the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California 95110.
B. By this Amendment, Landlord and Tenant desire to (a) extend the sunset date for Tenant's utilization of its remaining Allowance, and (b) otherwise modify the Lease as provided herein.
C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Allowances/Sunset Date. Landlord has provided Tenant with certain Allowances for construction of Tenant Improvements in various portions of the Premises. As of the date hereof, the following are the remaining Allowance funds:
(a)$2,060,234.25 (per Section 2.3(B) of the Seventh Amendment) for construction of Tenant Improvements in Suite Nos. 150, 200, 270, 280, 290, 310, 320, 400, 500, 510, 530 and 600. The reference to "June 30, 2022" contained in Section 2.3(B)(ii) of the Seventh Amendment is hereby deleted and replaced with a reference to "August 31, 2022." Landlord and Tenant hereby acknowledge that per Section 2.3(B) of the Seventh Amendment these funds will become available for use by Tenant on April 1, 2021.
(b)Landlord and Tenant hereby acknowledge that the Seventh Amendment is ambiguous as to whether the term "Existing Premises" as used in Section 2.3(B)(i) of the Seventh Amendment includes Suite 300 and Suite 550. Landlord hereby acknowledges that the $13.89 per rentable square foot Allowance referenced in Section 2.3(B)(i) of the Seventh Amendment is intended to apply to Suite 300 (containing 19,027 rentable square feet) and Suite 550 (containing 8,652 rentable square feet). Accordingly, Tenant has a remaining Allowance of $384,461.31 (27,679 x $13.89) for construction of Tenant Improvements in Suite 300 and Suite 550. Landlord

acknowledges that notwithstanding anything contained in the Lease to the contrary, Tenant may apply these funds toward Tenant Improvements in Suites 400 and 600. Landlord and Tenant hereby acknowledge that per Section 2.3(B) of the Seventh Amendment these funds will become available for use by Tenant on April 1, 2021. Landlord and Tenant hereby agree and acknowledge that the Allowances referenced in Sections 12.7 and 13.7 of the Fifth Amendment have been used and disbursed and therefore such amounts are no longer owed to Tenant.
(c)$101,191.50 (per Section 2.4(B)(i) of the Seventh Amendment) for construction of Tenant Improvements in Suite 210. Landlord acknowledges that notwithstanding anything contained in the Seventh Amendment to the contrary, Tenant may apply these funds toward Tenant Improvements in Suite 250. The reference to "June 30, 2022" contained in Section 2.4(B)(ii) of the Seventh Amendment is hereby replaced with a reference to "August 31, 2022." Landlord and Tenant hereby acknowledge that these funds will become available for use by Tenant on November 1, 2021.
(d)$48,417.72 (per Section 7.7(i) of the Seventh Amendment and assuming a Suite 250 Expansion Effective Date of November 1, 2020) for construction of Tenant Improvements in the Suite 250 Must Take Space. The reference to "within twelve (12) months after the Suite 250 Expansion Effective Date" contained in Section 7.7(ii) of the Seventh Amendment is hereby deleted in its entirety and the phrase "by August 31, 2022" is substituted in lieu thereof.
2.Miscellaneous.
2.1. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.
2.2. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
2.3. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
2.4. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.
2.5. Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.
3.No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.
[Signatures are on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Eighth Amendment as of the day and year first above written.

LANDLORD: HUDSON 1740 TECHNOLOGY, LLC, a Delaware limited liability company
By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member
	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner
By: /s/ Mark Lammas Name: Mark Lammas Title: President
TENANT: NUTANIX, INC., a Delaware corporation By: /s/ Aaron Boynton Name: Aaron Boynton Title: VP, Corporate Controller